
                                                               EXHIBIT 99.(a)(5)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                   TENDER OF 9,158,155 SHARES OF COMMON STOCK
                                       OF

                           BRITE VOICE SYSTEMS, INC.
                                       TO

                  INTERVOICE ACQUISITION SUBSIDIARY III, INC.
                            A CORPORATION FORMED BY

                                INTERVOICE, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if certificates evidencing shares (the "Shares") of common stock, no par value (the "Common
Stock"), of Brite Voice Systems, Inc. (the "Company") are not immediately available or time will not permit all required documents to reach Harris Trust
Company of New York as Depositary (the "Depositary"), prior to the Expiration
Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See
Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:
                        HARRIS TRUST COMPANY OF NEW YORK

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
           By Mail:               By Facsimile Transmission:      By Hand/Overnight Delivery:
      Wall Street Station         (For Eligible Institutions            Receive Window
        P. O. Box 1023                       Only)                     Wall Street Plaza
 New York, New York 10268-1023          (212) 701-7636            88 Pine Street, 19th Floor
                                     Confirm by Telephone:         New York, New York 10005
                                        (212) 701-7624

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE, AND TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION
OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

     The undersigned hereby tenders to InterVoice Acquisition Subsidiary III,
Inc., a Nevada corporation and a wholly owned subsidiary of InterVoice, Inc., a Texas corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 3, 1999 (the "Offer to Purchase"), and the related
Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

PLEASE CHECK RELEVANT BOX BELOW

Series and Certificate Nos. of Shares (if available):

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
-----------------------------------------------------------------------------------------

Common Stock, no par value                      Name(s) of Record Holder(s)
Certificate Nos.                                -----------------------------------------
---------------------------------               -----------------------------------------
                                                Please Type or Print
Number of Shares Tendered:                      -----------------------------------------
--------------- [ ]
                                                Address(es):
                                                ------------------------------------
                                                -----------------------------------------
                                                Zip Code
                                                Area Code and Tel. No.:
                                                -----------------------
                                                Signature(s):
                                                ------------------------------------
                                                Dated:
                                                -----------------------------------------
-----------------------------------------------------------------------------------------

Check here if Shares will be delivered by book-entry transfer: [ ]

Account No.:
---------------------------------------

                                        2
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                                   GUARANTEE
                  (NOT TO BE USED FOR THE SIGNATURE GUARANTEE)

     The undersigned, an Eligible Institution (as defined in the Offer to Purchase), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, certificates ("Share Certificates") evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust
Company with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three days on which the Nasdaq National Market is open for business after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share
Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

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

--------------------------------------------       --------------------------------------------
Name of Firm                                       Authorized Signature
--------------------------------------------
Address                                            Title:
--------------------------------------------       --------------------------------------------
Zip Code                                           Name:
--------------------------------------------       --------------------------------------------
Area Code and Telephone No.                        Please Type or Print
                                                   Dated:
                                                   ----------------------------------------,199
                                                   -

             DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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